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                                                                    EXHIBIT 10.4


                                    GUARANTY

         THIS GUARANTY (the "Guaranty") is made and entered into on this 27th day of January, 1997, by Windmere-Durable Holdings, Inc., a Florida corporation (together with its successors and assigns, the "Guarantor") and Kmart Corporation, a Michigan corporation ("Kmart").

         Concurrently with the execution and delivery of this Guaranty, New M-Tech, Inc., a Florida corporation which is 50%-owned by the Guarantor (the "Company"), and Kmart have entered into a Purchase, Distribution and Marketing Agreement (the "Agreement").

         In order to induce Kmart to enter into the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Guarantor hereby agrees as follows:

         1.        Guaranty.

                  (a) The Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to Kmart, its successors and assigns the full, complete and punctual observance, fulfillment and performance by the Company of all the obligations of the Company under the Agreement (the "Guaranteed Obligations").

                  (b) If at any time the Company fails to perform any of the Guaranteed Obligations when required or due under and in accordance with the terms of the Agreement, the Guarantor shall forthwith perform on the day any Guaranteed Obligations are (or would have become) required to be performed, upon written notice or demand by Kmart that such Guaranteed Obligations have not been performed in accordance with the terms of the Agreement.

                  (c) Without limiting the foregoing, the obligations, covenants, agreements and duties of the Guarantor under this Guaranty shall be absolute and unconditional, and shall remain in full force and effect, and shall not be released, discharged, limited, impaired, reduced or terminated in any way by any circumstance or condition whatsoever.

                  (d) This Guaranty is a continuing guaranty with respect to performance. The Guarantor agrees that in the discharge of its obligations hereunder, no judgment, order or exhaustion need be obtained, and no action, suit or proceeding need be brought, and no other remedies need be exhausted against the Company or any other person prior to the demand by Kmart for performance hereunder.

         2. Representations and Warranties. The Guarantor represents and warrants that:

         2.1       Legal Capacity: Approvals and Consents.

                  (a) The Guarantor has the full legal right and power and all authority and approvals necessary to execute, deliver and perform this Guaranty. The Guarantor has duly taken all actions necessary to authorize the execution, delivery and performance of this Guaranty. This Guaranty has been duly executed and delivered by the Guarantor and is the valid and binding obligation of the Guarantor enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights


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generally, or by principles governing the availability of equitable remedies.

                  (b) The execution, delivery and performance of this Guaranty and the consummation of the transactions contemplated hereby does not and will not (with the passage of time or the giving of notice or both): (x) conflict with or result in a breach or violation by the Guarantor of, or (y) violate or result in the breach of any of the terms of, result in a material modification of or otherwise give any other contracting party the right to terminate or constitute a default under, or (z) result in the acceleration of any performance or any increase in any payment or benefits required by, any law, judgment, contract, arrangement or understanding by which the Guarantor or the Company or any of their respective assets, shares or business is subject or bound or may be affected. No consents or approvals of any person are required in connection with the execution, delivery and performance of this Guaranty.

                  (c) There are no persons (including, without limitation, governmental authorities, courts and creditors of the Guarantor, and parties to any other instrument or agreement to which the Guarantor is a party or by which the Guarantor, the Company, or any of their respective assets are bound) whose approval or consent, or with whom the filing of any certificate, notice, application, report or other document, is legally or contractually required or otherwise is necessary (i) in connection with the execution, delivery or performance of this Guaranty by the Guarantor, (ii) in order to preclude any termination, suspension, modification or impairment of any contract or any legal or contractual right, privilege, permit or franchise in which the Guarantor or the Company has a right and interest or (iii) in connection with the execution of the Agreement.

         3. Covenants and Agreements. The Guarantors covenant and agree as follows:

         3.1 Dispute Resolution. All disputes arising out of, or in relation to, this Guaranty (other than disputes arising out of any claim by a third party in an action commenced against a party), shall be referred for decision forthwith to a senior executive of each party not involved in the dispute. If no agreement can be reached through this process within thirty days of request by one party to the other to nominate a senior executive for dispute resolution, then either party hereto shall be entitled to pursue any and all available legal remedies.

         3.2 Assignment. This Guaranty may not be assigned nor may the performance of any duties hereunder be delegated by either party hereto without the prior written consent of the other party; provided that any such assignment shall not relieve the assignor from any of its obligations hereunder or under any other document or agreement delivered by such party pursuant to, or delivered (or acknowledged to have been delivered) contemporaneously with or in connection with the execution of, this Guaranty, which shall continue to be binding upon such party notwithstanding such assignment.

         3.3 Notices. Any notice required or permitted to be given under this Guaranty shall be sufficiently given if in writing and delivered by registered or certified mail (return receipt requested), facsimile (with confirmation of transmittal), overnight courier (with confirmation of delivery), or hand delivery to the appropriate party at the address set forth below, or at such other address as such party may from time to time specify for that purpose in a notice similarly given:

             If to Guarantor:      Windmere-Durable Holdings, Inc.
                                   5980 Miami Lakes Drive
                                   Miami Lakes, Florida 33014
                                   Attn:  Harry Schulman
                                   Fax: (305) 364-0502

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             with a copy to:       Greenberg, Traurig, Hoffman, Lipoff,
                                   Rosen & Quentel, P.A.
                                   1221 Brickell Avenue
                                   Miami, Florida 33131
                                   Attn: Cesar L. Alvarez
                                   Fax: (305) 579-0717

             If to Kmart:          Kmart Corporation
                                   3100 W. Big Beaver Road
                                   Troy, Michigan 48084
                                   Attn:  Divisional Vice President
                                   Home Electronics/Home Appliances

             with a copy to:       Kmart Corporation
                                   Legal Department
                                   3100 W. Big Beaver Road
                                   Troy Michigan  48084
                                   Attn: General Counsel

         Any such notice shall be effective (i) if sent by mail, as aforesaid, three business days after mailing, (ii) if sent by facsimile, as aforesaid, when sent, and (iii) if sent by courier or hand delivered, as aforesaid, when received. Provided that if any such notice shall have been sent by mail and if on the date of mailing thereof or during the period prior to the expiry of the third business day following the date of mailing there shall be a general postal disruption (whether as a result of rotating strikes or otherwise) in the United States then such notice shall not become effective until the third business day following the date of resumption of normal mail service.

         3.4 Governing Law and Consent to Jurisdiction. THIS GUARANTY SHALL BE DEEMED TO HAVE BEEN EXECUTED AND DELIVERED IN TROY, MICHIGAN, AND SHALL BE CONSTRUED, INTERPRETED AND ENFORCED UNDER AND IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MICHIGAN. THE GUARANTOR AGREES TO EXERCISE ANY RIGHT OR REMEDY IN CONNECTION WITH THIS AGREEMENT EXCLUSIVELY IN, AND HEREBY SUBMITS TO THE JURISDICTION OF, THE STATE OF MICHIGAN COURTS OF OAKLAND COUNTY, MICHIGAN OR THE UNITED STATES DISTRICT COURT IN DETROIT, MICHIGAN.

         3.5 Binding Agreement. This Guaranty shall be binding upon the parties hereto, and their respective successors and permitted assigns, whether by operation of law or otherwise.

         3.6 Entire Agreement. This Guaranty and all other documents and instruments specifically incorporated by reference herein contain the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersedes all negotiations, prior discussions and agreements relating to the subject of this Guaranty.

         3.7 Headings. The headings to the various paragraphs of this Guaranty have been inserted for convenience only and shall not affect the meaning of the language contained in this Guaranty.

         3.8 Waiver. The waiver by any party of any breach by another party of any term or condition of this Guaranty shall not constitute a waiver of any subsequent breach or nullify the effectiveness of that term or condition.


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         3.9  Counterparts. This Agreement may be executed in identical duplicate copies exchanged by facsimile transmission. The parties agree to execute two identical original copies of the Guaranty after exchanging signed facsimile versions. Each identical counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3.10 Severability of Provisions. If, for any reason whatsoever, any term, covenant or condition of this Agreement or the application thereof to any party or circumstance is to any extent held or rendered invalid, unenforceable or illegal, then such term, covenant or condition:

              (i) shall be deemed to be independent of the remainder of such document and to be severable and divisible therefrom and its validity, unenforceability or illegality does not affect, impair or invalidate the remainder of such document or any part thereof; and

              (ii) shall continue to be applicable and enforceable to the fullest extent permitted by law against any party and circumstances other than those as to which it has been held or rendered invalid, unenforceable or illegal.

         3.11 No Third Party Beneficiaries. Nothing in this Guaranty, express or implied, is intended to confer on any person, other than the Guarantor and Kmart, any rights or remedies under or by reason of this Guaranty.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed on the date first above written.

                                                WINDMERE-DURABLE HOLDINGS, INC.

                                                By:
                                                   ----------------------------
                                                Name:
                                                Title:

ACCEPTED:

KMART CORPORATION

By:
   -------------------------------------
Name:
Title:

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